                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report (date of earliest
                         event reported): May 13, 1996


           SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                        33-47718                   95-4284699
- ----------------           --------------------------     ---------------------
(State or other             (Commission File Number)         (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


 3220 East 26th Street, Vernon, California                90023
- --------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:   (213) 268-7779
                                                      --------------

Item 5.   Other Events.
- ------    ------------

          Seven-Up/RC Bottling Company of Southern California, Inc. (the "Company") announced on May 13, 1996 that it had entered into a $54 million Debtor-in-Possession Credit Agreement (the "DIP Facility") with General Electric Capital Corporation ("GECC"). A copy of the DIP Facility is filed as exhibit 4.1 hereto. The Company also entered into a Security Agreement in favor of GECC, and Beverage Group Acquisition Corporation, the Company's parent, entered into a Continuing Guaranty in favor of GECC, copies of which are filed as exhibits 4.2 and 4.3, respectively, to this report.

          On May 20, 1996, the Company filed its proposed Plan of Reorganization and accompanying Disclosure Statement with the U.S. Bankrupty Court for the District of Delaware. Copies of the proposed Plan of Reorganization and Disclosure Statement are filed as exhibits 10.1 and 10.2, respectively, to this report.


Item 7.   Financial Statements and Exhibits.
- ------    ---------------------------------

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits

               4.1 Debtor-in-Possession Credit Agreement dated as of May 13, 1996 between the Company, as borrower, the lenders party thereto and General Electric Capital Corporation, as agent.

               4.2 Security Agreement dated as of May 13, 1996 by the Company, as debtor and debtor in possession, in favor of General Electric Capital Corporation, as agent.

               4.3 Continuing Guaranty and Security Agreement dated as of May 13, 1996 by Beverage Group Acquisition Corporation, as debtor and debtor in possession, in favor of General Electric Capital Corporation, as agent and as a lender.

               10.1 Proposed Debtors' Joint Plan of Reorganization dated May 17, 1996.

               10.2 Proposed Disclosure Statement with Respect to Debtors' Joint Plan of Reorganization dated May 17, 1996.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SEVEN-UP/RC BOTTLING COMPANY
                                              OF SOUTHERN CALIFORNIA, INC.


Dated:    May 28, 1996                        By:  /s/ David I. Brown
                                                   ---------------------------
                                                   David I. Brown
                                                   Principal Accounting Officer
                                                   and Treasurer